UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Digital Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX 78664

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2026, Digital Brands Group, Inc. (the “Company”), entered into a Lock-Up and Leak-Out Agreement (the “Lock-Up Agreement”) with the holder of a majority of the issued and outstanding shares of the Company’s Series D Convertible Preferred Stock (the “Holder”), as a material inducement for, and in consideration of, the Company’s agreement to reset the Floor Price (as defined below) under the Certificate of Amendment described in Item 5.03 of this Current Report on Form 8-K.

The Lock-Up Agreement provides for a lock-up period of 180 calendar days beginning on the date of the Lock-Up Agreement (the “Restricted Period”), during which period the Holder may not sell, transfer, or otherwise dispose of any shares of the Company’s common stock (the “Common Stock”) beneficially owned by the Holder, except pursuant to the leak-out provisions described below or certain other permitted transfers as set forth in the Lock-Up Agreement.

During the Restricted Period, the Lock-Up Agreement permits the Holder to sell, transfer, or otherwise dispose of shares of Common Stock on any trading day in an aggregate amount not exceeding 3% of the total trading volume of the Common Stock on such day, which cap may be waived by the Company in its discretion.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of 4:30 PM ET on July 17, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company (the “Certificate of Amendment”), which will become effective upon receipt and recording by the Secretary of State of the State of Nevada.

The Certificate of Amendment amends the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company, as amended from time to time (the “Series D Certificate of Designations”), to amend and restate the definition of “Floor Price” in Section 1(z) of the Series D Certificate of Designations. As amended, “Floor Price” means a price that is 20% of the lower of: (i) the closing price, as reflected on Nasdaq.com, immediately preceding the date of the Certificate of Amendment; or (ii) the average closing price of the Common Stock, as reflected on Nasdaq.com, for the five trading days immediately preceding the date of the Certificate of Amendment.

The purpose of the Certificate of Amendment is to revise the Floor Price applicable to the Company’s Series D Convertible Preferred Stock for purposes of the conversion and related provisions of the Series D Certificate of Designations. Except as expressly amended by the Certificate of Amendment, the Series D Certificate of Designations remains in full force and effect.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Digital Brands Group, Inc., effective July 17, 2026.
10.1	Form of Lock-Up and Leak-Out Agreement, dated July 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 17, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer